                                                                   EXHIBIT 10.40

                                NET GROUND LEASE
                                (HOSPITAL TRACT)

      THIS NET GROUND LEASE ("Lease") is made and entered into the 13th day of June, 2005, but effective as of June 1, 2005, by and between NORTH CYPRESS PROPERTY HOLDINGS, LTD. ("Landlord"), a Texas limited partnership, and MPT OF NORTH CYPRESS, L.P. ("Tenant"), a Delaware limited partnership.

                              W I T N E S S E T H:

      WHEREAS, Landlord is the owner of certain real property located in Harris County, Texas and being more particularly described on Exhibit "A" attached hereto and by this reference made a part hereof (the "Land");

      WHEREAS, Northern Healthcare Land Ventures, Ltd. ("Northern Healthcare"), an entity with owners in common with Landlord, is the owner of certain real property located adjacent to the Land (the "Northeast Parking Parcel");

      WHEREAS, Landlord intends to lease the Land to Tenant and Tenant intends to rent the Land from Landlord upon the terms and conditions hereinafter set forth;

      WHEREAS, on or about the date hereof, Northern Healthcare and Tenant entered into a ground lease pursuant to which Northern Healthcare leased the Northeast Parking Parcel to Tenant;

      WHEREAS, Tenant intends to sublease the Land and the Northeast Parking Parcel to North Cypress Medical Center Operating Company, Ltd. ("NCMC") pursuant to that certain Sublease Agreement (Pre-Construction), to be executed by Tenant and NCMC of even date herewith (the "Sublease");

      WHEREAS, of even date herewith, NCMC and MPT Finance Company, LLC have consummated a construction loan, the proceeds of which shall be utilized by NCMC for construction of improvements on the Land and the Northeast Parking Parcel;

      WHEREAS, Tenant intends to purchase from NCMC and NCMC intends to sell to Tenant the improvements being constructed by NCMC on the Land and the Northeast Parking Parcel and to evidence such intent, of even date herewith, Tenant and NCMC have entered into a purchase and sale agreement (the "Improvements Sales Contract"); and

      WHEREAS, the Improvements Sales Contract provides, and Tenant and NCMC have agreed, that NCMC shall lease from Tenant the Land, the improvements purchased from NCMC and sublease the Northeast Parking Parcel.

      NOW, THEREFORE, in consideration of the premises to be demised, the rents to be paid and of the other covenants, conditions, warranties and agreements hereinafter set forth, it is hereby agreed as follows:

      1. Premises Demised. Landlord shall and by these presents does hereby demise and rent unto Tenant, and Tenant by these presents does hereby take and hire from Landlord the Land, together with all easements, rights and appurtenances relating thereto (the "Premises") or as a result of Tenant's acquisition from Landlord of the Land.

      2. Term. This Lease shall be for a period of ninety-nine (99) years commencing on June 1, 2005 (the "Commencement Date"), and expiring on May 31, 2104, unless sooner terminated in accordance herewith or as a result of Tenant's acquisition from Landlord of the Land. (Such ninety-nine (99) year period, as may be sooner terminated, is herein reformed to as the "Term").

      3. Rent.

            3.1 During the Term, Tenant agrees to pay to Landlord, without notice, demand, deduction, setoff or abatement, in lawful money of the United States, at Landlord's address set forth in Section 20 or such other place as Landlord shall designate in writing from time to time, annual rent for the Premises as set forth below (the "Rent"). Rent equal to one-twelfth (1/12th) of the annual rate then applicable shall be payable monthly in advance commencing on the Commencement Date and continuing on the first (1st) day of each month thereafter during the Term. The Rent per applicable period is as follows:

              Period                               Annual Rent               Monthly Installment
-----------------------------------               -------------              -------------------
June 1, 2005 - December 31, 2009                  $  438,832.00                 $ 36,569.00

January 1, 2010 - December 31, 2014               $  473,939.00                 $ 39,495.00

January 1, 2015 - December 31, 2019               $  511,854.00                 $ 42,654.00

January 1, 2020 - December 31, 2024               $  552,802.00                 $ 46,067.00

January 1, 2025 - December 31, 2029               $  597,026.00                 $ 49,752.00

January 1, 2030 - December 31, 2034               $  644,788.00                 $ 53,732.00

January 1, 2035 - December 31, 2039               $  696,372.00                 $ 58,031.00

January 1, 2040 - December 31, 2044               $  752,081.00                 $ 62,673.00

January 1, 2045 - December 31, 2049               $  812,248.00                 $ 67,687.00

January 1, 2050 - December 31, 2054               $  877,228.00                 $ 73,102.00

January 1, 2055 - December 31, 2059               $  947,406.00                 $ 78,950.00

January 1, 2060 - December 31, 2064               $1,023,198.00                 $ 85,267.00

January 1, 2065 - December 31, 2069               $1,105,054.00                 $ 92,088.00

              Period                               Annual Rent               Monthly Installment
-----------------------------------               -------------              -------------------
January 1, 2070 - December 31, 2074               $1,193,458.00                 $ 99,455.00

January 1, 2075 - December 31, 2079               $1,288,935.00                 $107,411.00

January 1, 2080 - December 31, 2084               $1,392,050.00                 $116,004.00

January 1, 2085 - December 31, 2089               $1,503,414.00                 $125,284.00

January 1, 2090 - December 31, 2094               $1,623,687.00                 $135,307.00

January 1, 2095 - December 31, 2099               $1,753,582.00                 $146,132.00

January 1, 2100 - May 31, 2104                    $1,893,869.00                 $157,822.00

Installments of Rent not received by Landlord within ten (10) calendar days after the due date thereof shall be subject to a late charge due and payable by Tenant to Landlord, in an amount equal to five percent (5%) of such past due Rent.

            3.2 Except as expressly provided in this Lease, Tenant shall not be required to make any expenditure, incur any obligation, or incur any liability of any kind whatsoever in connection with this Lease or the financing, ownership, construction, maintenance, operation, or repair of the Premises, except for the liability insurance coverage for the Land and real estate taxes relating to the Premises to be paid through Tenant by NCMC under the Sublease or by any other subtenant of the Premises under any substitute sublease of the Premises.

      4. Use of the Premises.

            4.1 Tenant shall have the right to use the Premises for any lawful purpose. Tenant's intended initial use is a general acute care hospital facility with related retail facilities.

            4.2 Tenant shall not use, nor shall it permit or suffer use of the Premises for any illegal or unlawful purpose, nor in any manner to create any nuisance or trespass. Tenant shall comply with all Governmental Requirements (as herein defined) concerning the condition, occupancy or use of the Premises or any improvements constructed thereof, or any part thereof, or the business(es) conducted thereon. Tenant shall likewise observe and comply with the requirements of all policies of public liability, fire and all other policies of insurance required to be supplied by Tenant at any time in force with respect to the Premises. Tenant may, however, in good faith (and wherever necessary in the name of, but without expense to, Landlord), contest the validity of any Governmental Requirement, and, pending the determination of such contest, may postpone compliance with such Governmental Requirement, except that Tenant shall not postpone compliance therewith in such a manner as to subject Landlord to any fine or penalty or to prosecution for any misdemeanor, felony or other crime, or to cause the Premises or any Improvements thereon or any part thereof to be condemned. The term "Governmental Requirement", as used in this Lease, shall mean any present or future law, statute, act, judgment, order, ordinance, rule or regulation of any governmental authority having jurisdiction over the

Premises, any improvements now or hereafter located thereon, or any other matter related thereto.

            4.3 The Premises are encumbered by that certain Reciprocal Easement Agreement and Declaration of Covenants, Conditions, and Restrictions for Development and Operation of the North Cypress Medical Center Campus, dated effective as of June 1, 2005 by and among Northern Healthcare Land Ventures, Ltd., Northern Healthcare Land Ventures-II, Ltd. and Landlord, and recorded, or to be recorded, in the real property records of Harris County, Texas (the "REA"). This Lease is subject to the terms and conditions of the REA. For the duration of this Lease, Landlord hereby assigns and transfers its rights and obligations as an "Owner" under the Declaration to Tenant and Tenant hereby assumes such rights and obligations. This foregoing assignment and assumption immediately shall expire under the expiration or earlier termination of this Lease.

            4.4 Pursuant to Section 9.03 of the REA, Tenant is hereby notified that the restrictions, regulations and conditions regarding operation and use of the Campus (as defined in the REA), a copy of which are attached hereto as Exhibit "B" and by this reference made a part hereof, affect the Premises and that Tenant must comply with the same.

      5. Expenses.

            5.1 The Rent payable by Tenant hereunder shall be paid gross to Landlord. Any and all expenses, except for the liability insurance coverage for the Land and real estate taxes relating to the Premises to be paid through Tenant by NCMC under the Sublease or by any other subtenant of the Premises under any substitute sublease of the Premises, relating to the Premises arising and accruing from and after the Commencement Date and throughout the Term shall be borne by Landlord.

            5.2 Landlord will use its best efforts to cause the Premises to be taxed as a separate tax parcel for the year 2006 and all years during the Term thereafter. If the applicable taxing authority will not tax the Premises as a separate tax parcel, the tax bill which includes the Premises shall be prorated among the owners of the land included in the tax bill. The proration shall be based on acreage of each parcel included within the tax bill.

      6. Construction of Improvements. Tenant shall have the right, from time to time, to improve the Premises, as Tenant determines is desirable in its sole discretion, including the right to grade the Premises and construct improvements thereon. Tenant shall own all buildings and other improvements placed upon the Premises.

      7. Maintenance and Repairs. Tenant shall not be obligated to make any repairs, improvements or replacements to the Premises or to maintain the Premises in any manner whatsoever during the Term.

      8. Condemnation. If at any time during the Term, title to all of the Premises shall be taken or condemned by any competent authority for any public use or purpose under any statute or by right of eminent domain, then this Lease shall terminate on the date of such taking and all Rent and other charges payable by Tenant shall be apportioned as of the date of the taking. Nothing contained herein shall prevent Landlord or Tenant from prosecuting claims in any condemnation proceedings for the value of their respective interests. In the event that title to part of the Premises shall be taken or condemned and, in Tenant's sole discretion, Tenant determines that the remaining portion of the Premises are not suitable for the purpose to which Tenant was utilizing the Premises at the time of the taking or condemnation or any other purpose for which Tenant may wish to utilize the Premises, then, and in that event, Tenant may elect to terminate this Lease as of the date possession shall be taken by such authority. Such notice of election shall be given in writing to Landlord within ninety-five (95) days after official notice to Tenant of the portion to be taken. In the event Tenant shall not timely exercise such option to terminate this Lease, or if part of the Premises shall be taken or condemned under circumstances whereby Tenant does not have such option, then, and in either of such events, the Rent for the balance of the Term shall be abated and adjusted in an equitable manner.

      9. Damages/Destruction. In the event any improvements now or hereafter located on the Premises shall be damaged due to fire or other casualty, Tenant, in its sole discretion, may elect to rebuild the damaged improvements or to raze all or any of the improvements so damaged (and any other improvements deemed desirable by Tenant). Tenant shall provide notice to Landlord of its election on or before ninety (90) days subsequent to the date of the casualty. In the event Tenant has not commenced repair or reconstruction of the damaged improvements within six (6) months from the date of the casualty (or such longer period as may be required in order to obtain permits to allow for such repair or reconstruction), then Tenant shall raze the damaged improvements, remove the debris thereby created and return the Premises to a neat and orderly condition. If Tenant shall require more than the six (6) month period above described to commence repair or reconstruction, Tenant shall notify Landlord of such additional time as is needed.

      10. Intentionally Deleted.

      11. Intentionally Deleted.

      12. Mechanic's Liens. Landlord will indemnify and hold Tenant harmless from and against any loss or damage due to any lien filed against the Premises on account of nonpayment or dispute with respect to labor or materials furnished in connection with the construction or repair of any of the improvements made by or for Landlord on the Premises prior to or during the Term. Tenant will indemnify and hold Landlord harmless from and against any loss or damage due to any lien filed against the Premises on account of nonpayment or dispute with respect to labor or materials furnished in connection with the construction or repair of any of the improvements made by or for Tenant on the Premises during the Term (provided the improvements being constructed by NCMC on the Land and the Northeast Parking Parcel shall not be deemed to be improvements made by or for Tenant pursuant to this Section 12).

      13. Assignment and Subletting. This Lease may not be assigned by Landlord without the prior written consent of Tenant, which consent shall not be unreasonably withheld. Landlord shall not assign this Lease to any entity which is not a "special purpose entity" which sole asset is the Premises. Tenant, without Landlord's prior written consent, may assign this Lease or any interest therein or sublease the Premises or any portion thereof at any time and from time to time.

      14. Default. In the event Tenant fails to pay the Rent as herein provided and such failure continues for ninety (90) days subsequent to Tenant's receipt of written notice of such failure from Landlord, then Landlord, after providing to Tenant a second written notice setting forth such failure and Tenant failing to cure such default within ten (10) days subsequent to Tenant's receipt of such second notice, may exercise any right or remedy allowed at law or in equity. If Tenant fails to promptly perform any other covenant hereunder or pay any other sums due hereunder, and Tenant has not cured such failure within ninety (90) days subsequent to Tenant's receipt of such written notice, then Landlord, after providing to Tenant a second written notice setting forth such failure and Tenant failing to cure such default within ten (10) days subsequent to Tenant's receipt of such second notice, may exercise any right or remedy allowed at law or in equity; provided in no event, except as hereinafter specifically set forth in this Section 14, shall Landlord have the right to terminate this Lease as a result of Tenant's default. Notwithstanding anything in this Section 14 to the contrary, the remedies afforded Landlord under this Section 14 shall not be applicable to any default by Tenant for which a remedy is expressly provided in this Lease. The occurrence of any one or more of the following events shall also constitute a default by Tenant hereunder, for which Landlord will have the option, as its sole and exclusive remedy, to terminate this Lease and in connection therewith, and as a condition of such termination, to purchase all of Tenant's then existing interest in the Land, the Sublease, and the improvements being constructed by NCMC on the Land and the Northeast Parking Parcel, for an amount equal to the sum of the then outstanding principal balance of the loan from MPT Finance Company, LLC to NCMC, plus any and all other sums expended by Tenant in connection with the transactions contemplated by this Lease, the Sublease and such loan:

            14.1 if any of Tenant, MPT Finance Company, LLC, MPT Operating Partnership L.P., or Medical Properties Trust, Inc. shall:

                  (a) admit in writing its inability to pay its debts generally as they become due,

                  (b) file a petition in bankruptcy or a petition to take advantage of any insolvency act,

                  (c) make an assignment for the benefit of its creditors,

                  (d) consent to the appointment of a receiver of itself or of the whole or any substantial part of its property, or

                  (e) file a petition or answer seeking reorganization or arrangement under the Federal bankruptcy laws or any other applicable law or statute of the United States of America or any state thereof;

            provided, however, that no such inability, petition, assignment, receivership, or forced reorganization as set forth in this Section 14.1 shall constitute a breach of this Lease if Tenant or its affiliates vigorously contest the same by appropriate proceedings and shall remove or vacate the same within ninety (90) days from the date of its creation, service or filing; or

            14.2 if any of Tenant, MPT Finance Company, LLC, MPT Operating Partnership L.P., or Medical Properties Trust, Inc. shall be liquidated or dissolved, or shall begin proceedings toward such liquidation or dissolution, or shall, in any manner, permit the sale or divestiture of substantially all of its assets other than in connection with a merger or consolidation of Tenant into, or a sale of substantially all of Tenant's assets to, another business entity; or

            14.3 if NCMC shall have declared MPT Finance Company, LLC to be in default of any of its material covenants or obligations under the construction loan from MPT Finance Company, LLC to NCMC, and such default shall continue beyond any applicable notice, cure or grace period, provided such default is not caused by or did not arise due to any default by NCMC under such construction loan.

      15. Further Encumbrances. Landlord agrees that it will not encumber the Premises with any easements, security deeds or other encumbrances without Tenant's prior written consent, which shall be given or withheld in Tenant's sole discretion. To the extent there exists easements or other agreements which affect the Premises as of the date hereof, and Tenant, in its reasonable discretion, determines that a modification thereof is necessary for the development of the Premises for Tenant's intended use or that other easements or other rights which encumber the Premises are necessary, then Landlord agrees to cooperate with Tenant in connection with modifying any such agreements and granting such other easements and rights.

      16. Financing.

            16.1 Landlord agrees that Tenant shall have the absolute right during the Term to place one (1) or more deeds of trust, mortgages or similar security interests on all or any portion of Tenant's leasehold interest in the Premises and/or any improvements therein; provided, however, and except as provided below Tenant shall have no right whatsoever to encumber Landlord's fee title and reversionary interest in the Premises and such security instrument shall encumber only Tenant's rights under this Lease and the leasehold estate created hereby.

            16.2 Notwithstanding any other provision of this Lease to the contrary, in the event Tenant or any sublessee of Tenant shall obtain a loan for construction of improvements on the Premises or any other loan secured by Tenant's leasehold interest in the Premises, Landlord, upon request by Tenant, shall subordinate this Lease and Landlord's interest therein to such construction loan and shall timely execute any and all documents reasonably requested by the construction lender to evidence such subordination, however in no event shall Landlord be required to subordinate its fee title or reversionary interest in the Premises to such construction loan.

            16.3 In the event of a termination of this Lease prior to the expiration of the Term, Landlord, within thirty (30) days prior to the termination of the Lease, shall serve upon any institutional lender which holds a first priority mortgage encumbering Tenant's leasehold interest in the Premises (a "Lender") written notice of such termination, together with a statement of any and all sums which would be due under the Lease as of the date of notice (but for the termination of the Lease) and a description of any and all events of default. Within thirty (30) days from its receipt of the notice of termination, Lender shall have the option to obtain a new lease for the Premises by providing Landlord with written notice of its desire to exercise such option. Upon Landlord's receipt of such notice, Landlord shall enter into a new lease for the Premises with Lender which shall:

            (i) Commence as of the date of the termination of the Lease, and shall be effective for the remainder of the Term, and contain all of the terms and conditions that were set forth in the Lease, including, but not limited to, those pertaining to rental payments; and

            (ii) Require the tenant under the new lease to cure any monetary events of default under the terminated Lease.

Landlord shall promptly take all actions necessary to evict Tenant or any other unauthorized party from the Premises and, subject to the rights of any sublessee, shall provide the tenant under the new lease with the sole and exclusive possession of the Premises upon execution of the new lease.

            16.4 In the event of a termination of the Lease prior to the expiration of the Term and either (i) there exists no Lender, or (ii) the Lender does not elect to exercise its option in Section 16.3 above, then Landlord, (x) within thirty (30) days prior to the termination of the Lease if there is no Lender, or (y) within five (5) days subsequent to the expiration or waiver of Lender's option as described in Section 16.3 above if there is a Lender, shall serve upon any sublessee written notice of such termination, together with a statement of any and all sums which would be due under the Lease as of the date of notice (but for the termination of the Lease) and a description of any and all events of default. Within thirty (30) days from its receipt of notice of termination, the sublessee shall have the option to obtain a new lease for the Premises by providing with written notice of its desire to exercise such option. Upon Landlord's receipt of such notice, Landlord shall enter into a new lease for the Premises with the sublessee which shall (a) commence as of the day of the termination of the Lease and shall be effective for the remainder of the term of the sublease and contain all of the terms and conditions that were set forth in a sublease agreement between Tenant and such sublessee, including, but not limited to, those pertaining to rental payments and options to renew the term of the sublease, and (b) require the subtenant under the new lease to cure any monetary events of default under the terminated Lease.

      Landlord shall promptly take all take action necessary to evict Tenant or any other unauthorized party from the Premises, and shall provide sublessee with the sole and exclusive possession of the Premises upon execution of the new lease.

            16.5 For the benefit of any Lender, Landlord agrees, subject nevertheless to all of the terms, covenants, agreements, provisions, conditions and limitations contained in this Lease, not to accept a voluntary surrender of this Lease at any time during which Lender shall hold an outstanding mortgage, deed to secure debt or other security interest.

            16.6 Landlord and Tenant hereby acknowledge and agree that any Lender and any sublessee is an intended third party beneficiary of this Section 16.

      17. First Refusal. Landlord and its assigns and successors in title do by these presents bind themselves not to sell or convey the Premises or otherwise transfer the same to any person or entity during the Term except as provided in this Section 17. Tenant is herein granted the right to purchase the Premises upon equal terms to any bona fide offer Landlord intends to accept. Landlord, upon receipt of a bona fide offer for purchase of the Premises which Landlord intends to accept, shall promptly give written notice thereof to Tenant in writing setting forth the proposed terms and provisions of the sale including the purchase price, terms of payment, and such additional information as may be needed by Tenant to obtain a full understanding of the terms of the proposed sale. Tenant shall have a period of thirty (30) days subsequent to receipt of such notice within which to exercise in writing its option to purchase the Premises upon the same terms, covenants, and conditions as those set forth in the original offer. Failure of Tenant to exercise such option within said thirty
(30) day period of time shall terminate Tenant's option rights (so long as the sale pursuant to the bona fide offer is consummated on the terms provided to Tenant) and thereafter, Landlord shall be free to proceed with a sale of the Premises in accordance with the terms of the bona fide offer to purchase. The exercise of the option by Tenant shall be upon the same terms, covenants, and conditions as those set forth in the original offer. In the event Tenant fails to timely acquire the Premises in accordance with the original offer, Landlord shall have the right to terminate Tenant's option to purchase the Premises and thereafter the provisions of this Section 17 shall be waived as to all other bona fide offers received by Landlord with respect to the sale of the Premises. A sale by Landlord, subject to the terms hereof, shall not affect Tenant's rights to continue as a tenant under the terms of this Lease. If Landlord does not close the sale of the Premises pursuant to a bona fide offer which Tenant has elected not to accept, then Tenant's right of first refusal shall apply to any subsequent bona fide offer received by Landlord.

      18. Representations and Warranties. With the understanding that Tenant shall rely hereon, and as a material inducement to Tenant to enter into this Lease, Landlord hereby represents, warrants and covenants to Tenant as follows:

            18.1 Landlord is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Texas.

            18.2 Landlord has the requisite limited partnership power and authority to conduct its business as it is now being conducted and as proposed to be conducted and to execute, deliver and carry out the terms of this Lease. All limited partnership actions required to be taken by Landlord to authorize the execution, delivery and performance of this Lease, have been duly and properly taken or obtained in accordance and in compliance with Landlord's partnership agreement. No other action on the part of Landlord or Landlord's partners (or other person's possessing and exercising similar control and authority over Landlord) is necessary to authorize the execution, delivery and performance of this Lease.

            18.3 Landlord's execution, delivery and performance of this Lease and will not, with or without the giving of notice and/or the passage of time:
(i) violate or conflict with any provision of Landlord's partnership agreement;
(ii) violate or conflict with any provision of any law to which Landlord is subject; (iii) violate or conflict with any judgment, order, writ or decree of any court applicable to Landlord; (iv) result in or cause the creation of a lien on the Premises; or (v) result in the breach or termination of any provision of, or create rights of acceleration or constitute a default under, the terms of any indenture, mortgage, deed of trust, contract, agreement or other instrument to which Landlord is a party or by which Landlord or the Premises is bound.

            18.4 No license, permit, qualification, order, consent, authorization, approval or waiver of, or registration, declaration or filing with, or notification to, any governmental entity or other person is required to be made or obtained by or with respect to Landlord in connection with the execution, delivery and performance of this Lease.

            18.5 Landlord is the sole and exclusive owner of the simple title to the Premises free and clear of any and all liens, encumbrances, restrictions or easements of any kind whatsoever and any adverse claims of third parties.

            18.6 There are no tenants with respect to the Premises or other parties which have a possessory right to the Premises.

            18.7 (a) No governmental entity or any nongovernmental third party has notified Landlord, or to Landlord's knowledge, any other party, of any alleged violation or investigation of any suspected violation under the Environmental Laws (hereinafter defined) in connection with the ownership of the Premises, including any litigation or cause of action alleging personal injury or property damage caused by exposure to, or the disposal, release or migration of, any Hazardous Materials (hereinafter defined). To Landlord's knowledge, the Premises is in full compliance with the Environmental Laws.

                  (b) To the knowledge of Landlord, no Hazardous Materials have been stored, disposed of or arranged for the disposal on the Premises, except in compliance with the Environmental Laws and Landlord has not and will not install any underground storage tanks at, on or under the Premises.

                  (c) To the knowledge of Landlord, there have been no actions, activities, circumstances, conditions, events or incidents, including, without limitation, the generation, transportation, treatment, storage, release, emission, discharge, presence or disposal of any Hazardous Materials on or from the Premises that could form the basis of any Environmental Claim (hereinafter defined) against Landlord or Tenant;

                  (d) Landlord has not contractually assumed or succeeded to any liability of any direct or indirect predecessors or any other person related or with respect to any Environmental Law.

                  (e) To the knowledge of Landlord, there are no conditions presently existing on, at or emanating from the Premises that may result in any liability, investigation or clean-up cost under any Environmental Law.

                  (f) For purposes of this Lease:

                        "Environmental Claim" means any claim, action, cause of
            action, investigation or notice (written or oral) by any person alleging actual or potential liability for investigatory, cleanup or governmental response costs, or natural resources or property damages, or personal injuries, attorney's fees or penalties relating to (i) the presence, or release into the environment, of any Hazardous Materials at any location owned or operated by the Landlord, now or in the past, or (ii) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

                        "Environmental Law" means all local, state and federal
            laws relating to environmental conditions and industrial hygiene, including, without limitation, the Resource Conservation and Recovery Act of 1976 ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), as amended by the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Hazardous Materials Transportation Act, 49 U.S.C.
            Section 6901, et seq., the Federal Water Pollution Control Act, 33 U.S.C. Sections 1251 et seq., the Clean Air Act, 42 U.S.C. Sections 741 et seq., the Clean Water Act, 33 U.S.C. Section 7401, et seq., the Toxic Substances Control Act, 15 U.S.C. Sections 2601-2629, the Safe Drinking Water Act, 42 U.S.C. Sections 300f-300j, and all similar federal, state and local environmental statutes, ordinances and the regulations, orders, or decrees now or hereafter promulgated thereunder.

                        "Hazardous Materials" means any substance, including
            without limitation, asbestos or any substance containing asbestos and deemed hazardous under any Hazardous Materials Law, the group of organic compounds known as polychlorinated biphenyls, flammable explosives, radioactive materials, infectious wastes, biomedical and medical wastes, chemicals known to cause cancer or reproductive toxicity, pollutants, effluents, contaminants, emissions or related materials and any items included in the definition of hazardous or toxic wastes, materials or substances under any Environmental Law.

            18.8 There is no suit, action, proceeding, inquiry or investigation against or involving Landlord or any of its properties or rights, pending or, to the knowledge of Landlord threatened (including, without limitation any suit, action, proceeding or investigation pursuant to Title 11 of the Civil Rights Act of 1964, the Americans with Disabilities Act, the Age Discrimination in Employment Act, the Family and Medical Leave Act of 1993, or any other federal, state or local law regulating employment) nor to the knowledge of Landlord are there any facts which might result in or form the basis of any such claim. There is no judgment, decree, injunction, rule or order of any governmental entity or any other person (including, without limitation, any arbitral tribunal) outstanding against Landlord and Landlord is not in violation of any term of any judgment, decree, injunction or order outstanding against it. Furthermore, there is no claim by or before any governmental entity or other person pending or, to the knowledge of Landlord, threatened which questions or challenges Landlord's title and ownership of the Premises, or which questions or challenges the validity of this Lease or any action taken or to be taken by Landlord pursuant to this Lease, and there is no basis for any such claim.

            18.9 There are no service, supply or management agreements which relate to or affect the Premises.

      19. Brokerage Commission. Each of the parties hereto represents and warrants to the other that it has not caused any broker to be entitled to a fee or commission by reason of this Lease. Each party agrees to hold the other party harmless and to indemnify the other party from and against the claims of any other broker for a commission resulting form the acts of the indemnifying party.

      20. Notice. All notices, demands, consents, approvals, requests and other communications required or permitted to be given under this Lease shall be in writing and shall be (a) delivered in person, (b) sent by certified mail, return receipt requested to the appropriate party at the address set out below, (c) sent by Federal Express, Express Mail or other comparable courier addressed to the appropriate party at the address set out below, or (d) transmitted by facsimile transmission to the facsimile number for each party set forth below:

     (a) if to Landlord:   North Cypress Property Holdings, Ltd.
                           6830 North Eldridge Parkway, Suite 406
                           Houston, Texas 77041
                           Attention: Robert A. Behar, M.D.
                           Phone: (713) 466-6040
                           Fax:   (713) 466-6050
         with copies to:   Brennan Manna & Diamond, LLC
                           75 East Market Street
                           Akron, Ohio  44308
                           Attention: Frank T. Sossi, Esq.
                           Phone: (330) 253-1804
                           Fax:   (330) 253-1813

                           Petronella Law Firm, P.C.
                           8 Greenway Plaza, Suite 606
                           Houston, Texas  77046
                           Attention: Richard Petronella, Esq.
                           Phone: (713) 965-0606
                           Fax:   (713) 965-0676

     (b) if to Tenant:     MPT of North Cypress, L.P.
                           1000 Urban Center Drive, Suite 501
                           Birmingham, Alabama 35242
                           Attention: Michael G. Stewart, Esq.
                                      Executive Vice President & General Counsel
                           Phone: (205) 969-3755
                           Fax:   (205) 969-3756

         with a copy to:   Morris, Manning & Martin, LLP
                           1600 Atlanta Financial Center
                           3343 Peachtree Road, N.E.
                           Atlanta, Georgia  30326-1044
                           Attention: Jeanna A. Brannon, Esq.
                           Phone: (404) 233-7000
                           Fax:   (404) 365-9532

      Each notice, demand, consent, approval, request and other communication shall be effective upon receipt and shall be deemed to be duly received if delivered in person or by a national courier service, when left at the address of the recipient and if sent by facsimile, upon receipt by the sender of an acknowledgment or transmission report generated by the machine from which the facsimile was sent indicating that the facsimile was sent in its entirety to the recipient's facsimile number; provided that if a notice, demand, consent, approval, request or other communication is served by hand or is received by facsimile on a day which is not a Business Day, or after 5:00 p.m. on any Business Day at the addressee's location, such notice or communication shall be deemed to be duly received by the recipient at 9:00 a.m. on the first Business Day thereafter. Rejection or other refusal by the addressee to accept, or the inability to deliver because of a changed address or changed facsimile number of which no notice was given, shall be deemed to be receipt of the notice, demand, consent, approval, request or communication sent. Any party shall have the right, from time to time, to change the address or facsimile number to which notice to it shall be sent by giving to the other party or parties at least ten
(10) days prior notice of the changed address or changed facsimile number.

      Rejection or other refusal by the addressee to accept, or the inability of the courier service or the United States Postal Service to deliver because of a changed address of which no notice was given, shall be deemed to be receipt of the notice sent. Any party shall have the right, from time to time, to change the address to which notices to it shall be sent by giving to the other party or parties at least ten (10) days prior notice of the changed address

      21. Quiet Enjoyment. Subject only to the terms of this Lease, so long as Tenant is not in default in the performance of its obligations under this Lease, Landlord covenants that Tenant shall and may at all times during the Term hold and have the quiet and peaceful enjoyment of the Premises and the sole and exclusive possession of the Premises without objection or interference from Landlord or any party claiming under Landlord.

      22. Estoppel Certificate. From time to time, each party hereto, on or before the date specified in a request therefor made by the other party, which date shall not be earlier than ten (10) days from the making of such request, but not more than three (3) times per calendar year, shall execute, acknowledge and deliver to the other party a certificate evidencing whether or not (i) this Lease is in full force and effect; (ii) this Lease has been amended in any way; and (iii) there are any existing defaults on the part of either party hereunder, to the knowledge of such other party, and specifying the nature of such defaults, if any; (iv) stating the date to which rent and other amounts due hereunder, if any, have been paid; and (v) such other matters as may reasonably be requested by such party. Each certificate delivered pursuant to this Section 22 may be relied on by the addressee thereof and any prospective transferee of Landlord's or Tenant's interest hereunder and any lender of Landlord or Tenant.

      23. Miscellaneous.

            23.1 This Lease shall inure to the benefit of and is binding on the permitted successors and assigns of the Landlord and the successors and assignee of Tenant.

            23.2 This Lease Agreement, upon execution by all parties hereto, shall become effective as of, and the "date of this Lease" or "date hereof" wherever used herein shall mean, June 1, 2005.

            23.3 This Lease, and all terms and conditions herein, shall not be subject or subordinate to any mortgages, deeds of trust and deeds to secure debt, placed by Landlord upon the Premises.

            23.4 This Lease shall be governed by and interpreted in accordance with the laws of the State of Texas, without regard to the principles of conflicts of laws.

            23.5 This Lease is the entire agreement between the parties and no modification thereof shall be made except in writing, signed by the parties.

            23.6 A memorandum of this Lease shall be executed by Landlord and Tenant simultaneously with the execution of this Lease and either party may record the memorandum in the appropriate records of Harris County, Texas.

            23.7 If Tenant remains in possession of the Premises after expiration of the Term, Tenant shall be a tenant at will at a rental rate equal to 125% of the rate in effect at the end of the Term; and there shall be no renewal of this Lease by operation of law.

            23.8 At the expiration or earlier termination of the Term, Tenant shall surrender possession of the Premises and any improvements thereon owned by Tenant to Landlord. All personal property located on the Premises is the property of Tenant and may be removed by Tenant from the Premises on or prior to the expiration of the Term.

            23.9 The titles or headings of the various Sections and subsections of this Lease are intended solely for convenience of reference, and are not intended to modify, explain or place construction upon any provision of this Lease in any way whatsoever.

            23.10 This Lease may be executed in any number of counterparts, and each of such counterparts for all purposes shall be deemed to be an original, and all of such counterparts shall constitute one and the same Lease.

            23.11 TIME IS OF ESSENCE OF THIS LEASE.

      IN WITNESS WHEREOF, Landlord and Tenant have cause their incumbent and duly authorized representatives to execute this lease effective as of June 1, 2005.

                                  LANDLORD:

                                  NORTH CYPRESS PROPERTY HOLDINGS,
                                  LTD., a Texas limited partnership

                                  By: North Cypress Property Holdings GP, LLC, a Texas limited liability company, its general partner

                                       By: /s/ Robert A. Behar, M.D.
                                           ----------------------------------
                                           Robert A. Behar, M.D., Chairman of
                                           the Board

                                  TENANT:

                                  MPT OF NORTH CYPRESS, L.P., a Delaware
                                  limited partnership

                                  By:  MPT of North Cypress, LLC, a Delaware
                                       limited liability company, its general
                                       partner

                                       By: MPT Operating Partnership, L.P., a
                                           Delaware limited partnership, its
                                           sole member

                                           By:  Medical Properties Trust, LLC,
                                                a Delaware limited liability
                                                company, its general partner

                                           By: /s/ Edward K. Aldag, Jr.
                                               --------------------------------
                                           Print Name: Edward K. Aldag, Jr.
                                           Title: President & CEO

                                   EXHIBIT "A"

                             DESCRIPTION OF THE LAND

                          METES AND BOUNDS DESCRIPTION
                 PROPOSED NORTH CYPRESS PROPERTY HOLDINGS TRACT
                                12.985 NET ACRES
                              Revised June 7, 2005

All that certain 13.958 acre (608,019 square foot) tract of land situated in the
W. H. Gentry Survey, Abstract Number 295 and in the William Jones Survey, Abstract Number 489, both in Harris County, Texas, being out of and a part of a called 13.5055 acre tract of land as described by deed recorded under Harris County Clerk's File Number Y175041 and a called 19.855 acre tract of land as described by deed recorded under Harris County Clerk's File Number X441181 and being more particularly described by metes and bounds as follows: (All bearings based on the Texas State Plane Coordinate System, South Central Zone)

COMMENCING FOR REFERENCE at a 5/8-inch iron rod with plastic cap stamped "BENCHMARK ENGR" set in the northerly right-of-way line of U.S. Highway 290 (right-of-way width, varies) at the most southerly corner of the residue of a tract of land as described in a conveyance to Frank Robert Kukral, Supreme Lodge of Slavonic Benevolent Order of the State of Texas tract by deed recorded in Volume 3703, Page 68 of the Harris County Deed Records for the most westerly corner of said 13.5055 acre tract, from which a 5/8-inch iron rod found bears South 09 degrees 30' 17" East, a distance of 1.56 feet;

THENCE, North 37 degrees 21' 26" East, along the northwesterly line of said
13.5055 acre tract, a distance of 381.03 feet to the POINT OF BEGINNING and being the most westerly corner of the herein described tract;

THENCE, North 37 degrees 21' 26" East, continuing along the northwesterly line of said 13.5055 acre tract, a distance of 418.26 feet to an exterior corner of the herein described tract;

THENCE, South 54 degrees 00' 08" East, a distance of 474.00 feet to the beginning of a curve to the left;

THENCE, southeasterly, a distance of 140.10 feet along the arc of said curve to the left having a radius of 336.00 feet through a central angle of 23 degrees 53' 23" and a chord that bears South 64 degrees 35' 08" East, a distance of
139.08 feet to the point of reverse curvature of a curve to the right;

THENCE, southeasterly, a distance of 30.07 feet along the arc of said curve to the right having a radius of 166.78 feet through a central angle of 10 degrees 19' 55" and a chord that bears South 71 degrees 21' 52" East, a distance of
30.03 feet to the point of reverse curvature of a curve to the left;

THENCE, northeasterly, a distance of 37.36 feet along the arc of said curve to the left having a radius of 28.00 feet through a central angle of 76 degrees 27' 08" and a chord that bears North 75 degrees 34' 31" East, a distance of 34.65 feet to the point of tangency of said curve;

THENCE, North 37 degrees 20' 57" East, a distance of 40.04 feet to an interior corner of the herein described tract;

THENCE, North 52 degrees 38' 34" West, a distance of 9.81 feet to a 5/8-inch iron rod found in the northwesterly line of said 19.855 acre tract at the most southerly corner of a called 10.00 acre tract of land as described by deed recorded under Harris County Clerk's File Number X647241 and being the most easterly corner of said 13.5055 acre tract for an exterior corner of the herein described tract;

THENCE, North 37 degrees 21' 26" East, along the northwesterly line of said
19.855 acre tract, a distance of 223.69 feet to a 5/8-inch iron rod found for an angle point of said 10.00 acre tract, said 19.855 acre tract and the herein described tract;

THENCE, North 87 degrees 37' 41" East, along the north line of said 19.855 acre tract, a distance of 413.32 feet to a 5/8-inch iron rod found in the west right-of-way line of Huffmeister Road (100-foot wide right-of-way) at the southeast corner of a called 5.1348 acre tract of land as described by deed recorded under Harris County Clerk's File Number X647240 for the northeast corner of said 19.855 acre tract and the herein described tract;

THENCE, South 02 degrees 41' 38" East, along said west right-of-way line, a distance of 55.63 feet to an exterior corner of the herein described tract;

THENCE, South 86 degrees 39' 10" West, a distance of 250.74 feet to the beginning of a curve to the left;

THENCE, northwesterly, a distance of 23.43 feet along the arc of said curve to the left having a radius of 15.00 feet through a central angle of 89 degrees 28' 55" and a chord that bears North 47 degrees 26' 05" West, a distance of 21.12 feet to the point of tangency of said curve;

THENCE, South 87 degrees 49' 25" West, a distance of 71.75 feet to the point of curvature of a curve to the left;

THENCE, southwesterly, a distance of 119.81 feet along the arc of said curve to the left having a radius of 136.00 feet through a central angle of 50 degrees 28' 28" and a chord that bears South 62 degrees 35' 11" West, a distance of
115.97 feet to the point of tangency of said curve;

THENCE, South 37 degrees 20' 57" West, a distance of 171.52 feet to the point of curvature of a curve to the left;

THENCE, southeasterly, a distance of 38.43 feet along the arc of said curve to the left having a radius of 28.00 feet through a central angle of 78 degrees 38' 20" and a chord that bears South 01 degrees 58' 13" East, a distance of 35.48 feet to the point of reverse curvature of a curve to the right;

THENCE, southeasterly, a distance of 48.88 feet along the arc of said curve to the right having a radius of 166.78 feet through a central angle of 16 degrees 47' 36" and a chord that bears South 32 degrees 53' 36" East, a distance of
48.71 feet to the point of reverse curvature of a curve to the left;

THENCE, southeasterly, a distance of 70.04 feet along the arc of said curve to the left having a radius of 136.00 feet through a central angle of 29 degrees 30' 24" and a chord that bears South 39 degrees 15' 00" East, a distance of
69.27 feet to the point of tangency of said curve;

THENCE, South 54 degrees 00' 12" East, a distance of 13.04 feet to the point of curvature of a curve to the left;

THENCE, southeasterly, a distance of 28.21 along the arc of said curve to the left having a-radius of 86.00 feet through a central angle of 18 degrees 47' 38" and a chord that bears South 63 degrees 24' 01" East, a distance of 28.08 feet to the point of reverse curvature of a curve to the right;

THENCE, southeasterly, a distance of 103.49 feet along the arc of said curve to the right having a radius of 54.50 feet through a central angle of 108 degrees 47' 38" and a chord that bears South 18 degrees 24' 01" East, a distance of
88.62 feet to the point of tangency of said curve;

THENCE, South 35 degrees 59' 48" West, a distance of 119.12 feet to the point of curvature of a curve to the left;

THENCE, southwesterly, a distance of 77.35 feet along the arc of said curve to the left having a radius of 112.00 feet through a central angle of 39 degrees 34' 10" and a chord that bears South 16 degrees 12' 43" West, a distance of
75.82 feet to the point of reverse curvature of a curve to the right;

THENCE, southwesterly, a distance of 85.39 along the arc of said curve to the right having a radius of 48.00 feet through a central angle of 101 degrees 55' 41" and a chord that bears South 47 degrees 23' 29" West, a distance of 74.57 feet to the point of reverse curvature of a curve to the left;

THENCE, southwesterly, a distance of 21.93 along the arc of said curve to the left having a radius of 20.00 feet through a central angle of 62 degrees 49' 24" and a chord that bears South 66 degrees 56' 37" West, a distance of 20.85 feet to the point of tangency of said curve;

THENCE, South 35 degrees 31' 55" West, a distance of 81.68 feet to the point of curvature of a curve to the left;

THENCE, southwesterly, a distance of 12.07 along the arc of said curve to the left having a radius of 18.00 feet through a central angle of 38 degrees 25' 39" and a chord that bears South 16 degrees 19' 05" West, a distance of 11.85 feet to the end of said curve;

THENCE, South 36 degrees 01' 56" West, a distance of 13.90 feet to an exterior corner of the herein described tract;

THENCE, North 75 degrees 46' 46" West, a distance of 1.78 feet to the point of curvature of a curve to the right;

THENCE, northwesterly, a distance of 14.05 feet along the arc of said curve to the right having a radius of 110.00 feet through a central angle of 07 degrees 19' 12" and a chord that bears North 72 degrees 07' 10" West, a distance of
14.04 feet to an interior corner of the herein described tract;

THENCE, South 36 degrees 01' 56" West, a distance of 42.41 feet to the point of curvature of a curve to the left;

THENCE, southwesterly, a distance of 45.27 feet along the arc of said curve to the left having a radius of 150.00 feet through a central angle of 17 degrees 17' 31" and a chord that bears South 27 degrees 23' 35" West, a distance of
45.10 feet to the point of tangency of said curve;

THENCE, South 18 degrees 44' 49" West, a distance of 169.30 feet to a point in the northerly right-of-way line of U.S. Highway 290 (right-of-way width, varies) and being on the arc of a curve to the right at the most southerly corner of the herein described tract;

THENCE, northwesterly, along said northerly right-of-way line a distance of 8.72 feet along the arc of said curve to the right having a radius of 477.47 feet through a central angle of 01 degrees 02' 47" and a chord that bears North
70 degrees 43' 47" West, a distance of 8.72 feet to a Texas Department of Transportation monument found at the point of tangency of said curve;

THENCE, North 70 degrees 12' 24" West, continuing along said northerly right-of-way line, a distance of 13.91 feet to a Texas Department of Transportation monument found at the point of curvature of a curve to the right;

THENCE, northwesterly, continuing along said northerly right-of-way line a distance of 436.10 feet along the arc of said curve to the right having a radius of 2,694.79 feet through a central angle of 09 degrees 16' 20" and a chord that bears North 65 degrees 34' 13" West, a distance of 435.63 feet to an exterior corner of the herein described tract;

THENCE, North 28 degrees 41' 36" East, a distance of 35.02 feet to the point of curvature of a curve to the left;

THENCE, northeasterly, a distance of 17.75 feet along the arc of said curve to the left having a radius of 63.00 feet through a central angle of 16 degrees 08' 24" and a chord that bears North 20 degrees 37' 25" East, a distance of 17.69 feet to the point of reverse curvature of a curve to the right;

THENCE, northeasterly, a distance of 46.03 feet along the arc of said curve to the right having a radius of 112.50 feet through a central angle of 23 degrees 26' 36" and a chord that bears North 24 degrees 16' 31" East, a distance of
45.71 feet to the point of tangency of said curve;

THENCE, North 35 degrees 59' 48" East, a distance of 141.39 feet to the point of curvature of a curve to the right;

THENCE, northeasterly, a distance of 21.07 feet along the arc of said curve to the right having a radius of 37.50 feet through a central angle of 32 degrees 11' 39" and a chord that bears North 52 degrees 05' 38" East, a distance of
20.79 feet to an interior corner of the herein described tract;

THENCE, North 54 degrees 00' 12" West, a distance of 69.48 feet to an interior corner of the herein described tract;

THENCE, South 36 degrees 00' 04" West, a distance of 4.37 feet to an exterior corner of the herein described tract;

THENCE, North 54 degrees 19' 03" West, a distance of 186.81 feet to an exterior corner of the herein described tract;

THENCE, North 35 degrees 40' 57" East, a distance of 15.94 feet to an interior corner of the herein described tract;

THENCE, North 54 degrees 19' 03" West, a distance of 40.00 feet to an exterior corner of the herein described tract;

THENCE, North 35 degrees 40' 57" East, a distance of 98.56 feet to an interior corner of the herein described tract;

THENCE, North 54 degrees 19' 03" West, a distance of 235.19 feet to the POINT OF BEGINNING and containing a computed area of 13.958 acres (608,019 square feet) land. SAVE AND EXCEPT the following described tract;

                              SAVE AND EXCEPT TRACT

COMMENCING FOR REFERENCE at a 5/8-inch iron rod found in the northwesterly line of said 19.855 acre tract at the most southerly corner of a called 10.00 acre tract of land as described by deed recorded under Harris County Clerk's File Number X647241 and being the most easterly corner of said 13.5055 acre tract;

THENCE, South 37 degrees 21' 26" West, along the southeasterly line of said
13.5055 acre tract and along the northwesterly line of said 19.855 acre tract, a distance of 553.87 feet to a point;

THENCE, South 52 degrees 38' 34" East, a distance of 28.91 feet to the POINT OF BEGINNING and being an angle point of the herein described;

THENCE, North 76 degrees 11' 04" East, a distance of 35.74 feet to an angle
POINT;

THENCE, South 53 degrees 58' 04" East, a distance of 117.23 feet to an exterior corner OF the herein described tract;

THENCE, South 36 degrees 01' 56" West, a distance of 30.50 feet to an interior corner of the herein described tract;

THENCE, South 53 degrees 58' 04" East, a distance of 5.52 feet to an exterior corner of the herein described tract;

THENCE, South 36 degrees 01' 56" West, a distance of 252.00 feet to the most southerly corner of the herein described tract;

THENCE, North 53 degrees 58' 04" West, a distance of 34.80 feet to the point of curvature of a curve to the left;

THENCE, southwesterly, a distance of 3.93 feet along the arc of said curve to the left having a radius of 2.50 feet through a central angle of 90 degrees 00' 00" and a chord that bears South 81 degrees 01' 56" West, a distance of 3.54 feet to the point of tangency of said curve;

THENCE, South 36 degrees 01' 56" West, a distance of 16.00 feet to an exterior corner of the herein described tract;

THENCE, North 53 degrees 58' 04" West, a distance of 90.50 feet to an exterior corner of the herein described tract;

THENCE, North 36 degrees 01' 56" East, a distance of 15.50 feet to the point of curvature of a curve to the left;

THENCE, northwesterly, a distance of 3.93 feet along the arc of said curve to the left having a radius of 2.50 feet through a central angle of 90 degrees 00' 00" and a chord that bears North 08 degrees 58' 04" West, a distance of 3.54 feet to the point of tangency of said curve;

THENCE, North 53 degrees 58' 04" West, a distance of 15.50 feet to an exterior corner of the herein described tract;

THENCE, North 36 degrees 01' 56" East, a distance of 255.68 feet to the POINT OF BEGINNING and containing a computed area of 0.973 of one acre (42,392 square feet) land, resulting in a net acreage of 12.985 acres (565,627 square feet) of land.

This description is based on a survey made on the ground of the property and is issued in conjunction with an exhibit map entitled "PROPOSED NORTH CYPRESS PROPERTY HOLDINGS TRACT" prepared by Benchmark Engineering Corporation, Job Number 03112.

                                   EXHIBIT "B"

                       RULES, REGULATIONS AND RESTRICTIONS

OPERATIONS AND USE

NAME OF CAMPUS

1. The name of the Campus is North Cypress Medical Center Campus and the name may not be changed without prior written consent of all the Parties.

PERMITTED USES

2. Subject to the limitations set forth in this Article, the Campus may be used only for the development, construction, leasing, operation, and maintenance of hospitals, professional office buildings, medical services, retail business establishments and related facilities (such as the Common Areas) customarily located in a first class medical Campus.

PROHIBITED NUISANCES

3. No Party may conduct or permit any activity or use on its Parcel that:

(a) Constitutes a private or public nuisance.

(b) Emits any noise or sound that is objectionable due to intermittence, loudness, frequency, beat, or pitch.

(c) Emits any obnoxious odor.

(d) Involves the use of any noxious, toxic, hazardous, or corrosive chemical, fuel, gas, or other substance, except in the Hospital Areas where such substances may be used in connection with the provision of medical services or in the operation of the hospital in the Hospital Areas.

(e) Produces dust or dirt.

(f) Involves a risk of fire, explosion, or other dangerous hazard.

(g) Involves the burning or incineration of garbage or refuse.

(h) Violates a law, ordinance, or regulation of any governmental agency.

PROHIBITED OPERATIONS AND USES

4. No Parcel may be used for any of the following:

(a) Storage or warehousing, except by a retail establishment for temporary storage of goods intended for sale at its establishment, or by a hospital for temporary storage of goods intended for use in the operation of the hospital.

(b) Manufacturing, industrial, or residential uses.

(c) Displaying merchandise in Common Areas.

(d) Entertainment or recreational uses which include, but are not limited to: bowling alleys; skating rinks; theaters; video or other game arcades; health spas (except in the Hospital Areas), studios, gyms, night clubs; massage parlors; pool or billiard halls; pornographic or sexually oriented stores, materials including books, videos, films, discs or sex performances, and card rooms.

(e) Educational, training, or instructional uses, such as beauty schools, barber colleges, business or technical colleges, or other facilities oriented toward students or trainees rather than customers), provided nothing in this subparagraph shall be deemed to prohibit a hospital from being a teaching hospital.

FAST-FOOD USES

5. "Fast-food" establishments are permitted on the Campus.

RESTAURANT USES

6. Restaurants are permitted in the Campus subject to the following conditions:

(a) The restaurant is located in the Commercial Areas.

(b) A restaurant is located in the Hospital Areas as an accessory use to the operation of the Hospital Areas.

(c) An Occupant operating a restaurant must, at the Occupant's sole cost and expense, keep the Common Areas at all times free of trash and debris generated by the restaurant and its customers. No portion of this cost may be included in the Common Area Maintenance Costs.

(d) A lease to an Occupant operating a restaurant must contain provisions incorporating the preceding requirements.

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RULES AND REGULATIONS

7. The Parties may from time to time adopt Rules and Regulations pertaining to the use of all Common Areas and other areas of the Campus by Occupants and Users, provided that no rule or regulation shall abrogate or modify the rights granted to any Party under this Agreement. Moreover, all Rules and Regulations apply equally and without discrimination to all Owners, Users and Occupants. As part of its obligations to manage, operate, and maintain the Campus, the Owner must enforce these Rules and Regulations with respect to the Owner's Parcel. No portion of the Common Areas may be used for commercial purpose by an Occupant or User except as permitted by this Agreement or by the Rules and Regulations.

SIGNS

8. The regulations and restrictions for posting signs in Commercial Areas of the Campus are:

No sign, symbol, advertisement, or billboard may be constructed, used, maintained, erected, posted, displayed, or permitted on or about any portion of the Campus except as expressly allowed as follows

(a) One storefront, establishment name sign may be used for each retail establishment in the Campus provided that such sign:

      (i) Identifies the name, business, or symbol of the establishment.

      (ii) Does not advertise any particular item of merchandise (other than as may be contained in the store's trade name).

      (iii) Is harmonious with the general exterior architectural style of the buildings in the Campus.

      (iv) Is of a type, size, and design commonly found in first class regional centers.

      (v) Complies with the dimensional, floor level elevation, location, and style of lettering specifications approved by the Project Architect. The Project Architect has approved the foregoing signage specifications for the construction of the hospital in the Hospital Areas.

      (vi) Otherwise complies with the sign criteria and requirements established in this document.

      (vii) Has been approved by the Project Architect.

9. The regulations and restrictions for posting signs in the Hospital Areas of the Campus are those which have been approved by the Project Architect (hereinafter defined).

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SOUND AND LIGHT PROJECTIONS

10. No Occupant may operate or maintain any system or electronic device (such as loudspeakers or search lights) that projects sound or light beyond the confines of the Occupant's retail establishment. A sound system for the Campus as a whole, if approved by the Parties, may be installed for general promotional purposes.